SUB-ITEM 77C: Submission of Matters to a Vote of Security Holders

A special meeting of shareholders of the Fund was held at 466 Lexington Avenue, 16th Floor, New York, NY 10017 on April 11, 2003 and adjourned to April 25, 2003. The following matters were voted upon by the shareholders of the Fund and the results are presented below. Shares delievered not voted are included on the total for the purposal.

1. To approve an Agreement and Plan of Reorganization:
For: 		9,094,661 shares
Against:	546,225 shares
Abstain:	342,556 shares

2. To Elect the Following Nominees as Directors:

Richard H. Francis
For:		11,560,942 shares
Against:	683,570

Jack W. Fritz
For:		11,549,618 shares
Against:	694,895 shares

Joseph D. Gallapher
For:		11,550,087 shares
Against:	694,426 shares

Jeffrey E. Garten
For:		11,561,246 shares
Against:	683,267 shares

Peter F. Krogh
For:		11,566,557 shares
Against:	677,955 shares

James S. Pasman, Jr.
For:		11,556,727 shares
Against:	687,785 shares

Steven N. Rappaport
For:		11,552,198 shares
Against:	692,315 shares

William W. Priest
For:		11,569,151 shares
Against:	675,361 shares

3-A. To Modify the Fundamental Investment Restriction on Borrowing Money:
For:		8,809,279 shares
Against:	785,416 shares
Abstain:	388,697 shares

3-B. To Modify the Fundamental Investment Restriction on Lending:
For:		8,846,324 shares
Against:	747,166 shares
Abstain:	389,902 shares

3-C. To Modify the Fundamental Investment Restriction on Real Estate Investment:
For:		8,868,080 shares
Against:	728,989 shares
Abstain:	386,323 shares

3-D. To Remove the Fundamental Investment Restricion on Short Sales:
For:		8,803,935 shares
Against:	785,030 shares
Abstain:	394,427 shares

3-E. To Remove the Fundamental Investment Restriction on Margin Transactions:
For:		8,759,170 shares
Against:	778,784 shares
Abstain:	392,700 shares

3-F. To Remove the Fundamental Investment Restriction on Pledging Assets:
For:		8,811,907 shares
Against:	778,784 shares
Abstain:	392,700 shares

3-G. To Remove the Fundamental Investment Restriction on Acquiring MOre than 10% of Voting Securities on Any One Issuer:
For:		8,266,458 shares
Against:	1,330,774 shares
Abstain:	386,160 shares

4. To Change the Fund's Investment Objective from Fundemental to
Non-fundamental:
For:		8,628,411 shares
Against:	917,518 shares
Abstain:	437,463 shares